Legg Mason Partners Variable Portfolios I, Inc.
Legg Mason Partners Variable All Cap Portfolio

Sub Item 77C

Results of a Special Meeting of
Shareholders
 On October 19, 2006, a Special Meeting of Shareholder was held to approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets and the assumption of all of the liabilities of the Legg
Mason Partners Variable All Cap
 Portfolio (the "Acquired Fund"), in exchange for shares of the corresponding Legg Mason
 Partners Variable Fundamental Portfolio
Balanced All Cap Growth and Value
 (the "Acquiring Fund") to be distributed to the shareholders of the Acquired Fund and
 (ii) the subsequent termination of the Acquired Fund.
The following table provides the
 number of votes cast for, against, as well as the number of abstentions for the matter voted on at the Special Meeting of
Shareholders:

 Approval of Agreement and Plan of
Reorganization

    Votes For     Votes
                 Against     Abstentions
 13,089,195.061 396,838.507  1,505,285.722




Results of a Special Meeting of Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Director's (the "Board Members"). The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the following proposals: (1) elect
Board Members, and (2) Revise Fundamental Investment Policies.

Proposal 1: Election of Board Members+

           Item Voted On             Votes For     Authority
                                                    Withheld     Abstentio
                                                                     ns

 Nominees:
 Paul R. Ades                                                         0.000
                                   64,709,967.   1,305,481.081
                                   850
 Andrew L. Breech                                                     0.000
                                   64,737,763.   1,278,045.417
                                   514
 Dwight B. Crane                                                      0.000
                                   64,720,339.   1,295,469.868
                                   063
 Robert M. Frayn, Jr.                                                 0.000
                                   64,679,716.   1,336,092.703
                                   228
 Frank G. Hubbard                                                     0.000
                                   64,725,950.   1,289,858.514
                                   417
 Howard J. Johnson                                                    0.000
                                   64,658,954.   1,356,854.803
                                   128
 David E. Maryatt                                                     0.000
                                   64,756,817.   1,258,991.009
                                   922
 Jerome H. Miller                                                     0.000
                                   64,635,304.   1,380,504.448
                                   483
 Ken Miller                                                           0.000
                                   64,745,957.   1,269,851.756
                                   175
 John J. Murphy                                                       0.000
                                   64,676,372.   1,339,436.594
                                   337
 Thomas F. Schlafly                                                   0.000
                                   64,739,023.   1,276,785.783
                                   148
 Jerry A. Viscione                                                    0.000
                                   64,708,330.   1,307,478.233
                                   698
 R. Jay Gerken, CFA                                                   0.000
                                   64,589,947.   1,425,861.531
                                   400

+ Board Members are elected by the shareholders of all of the series of the Company of which the Fund is a series.


Proposal 2: Revise Fundamental Investment Policies.

          Items Voted On             Votes For    Votes Against
                                                                 Abstentio
                                                                     ns

 Borrowing Money                    14,776,300.     361,728.512   541,224.4
                                            945                          07
 Underwriting                       14,816,584.     348,210.551   514,458.5
                                            744                          69
 Lending                            14,868,363.     310,854.816   500,035.4
                                            622                          26
 Issuing Senior Securities          14,876,024.     301,680.475   501,548.7
                                            661                          28
 Real Estate                        14,881,707.     248,539.342   549,007.1
                                            364                          58
 Commodities                        14,788,179.     328,188.465   562,885.5
                                            832                          67
 Concentration                      14,789,171.     347,045.999   543,036.2
                                            651                          14
 Investment in other investment     14,793,312.     325,875.188   560,066.1
 companies                                  495                          81